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                                                                      EXHIBIT 21

PNC BANK CORP.
SCHEDULE OF CERTAIN SUBSIDIARIES
(AS OF FEBRUARY 28, 1999)

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
                                                                            STATE OR OTHER JURISDICTION OF
NAME (1)                                                                    INCORPORATION OR ORGANIZATION
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
PNC Bancorp, Inc.                                                           Delaware
    PNC Bank, Delaware (2)                                                  Delaware
    PNC Bank, FSB (2)                                                       United States
    PNC Bank, National Association (2)                                      United States
    PNC Bank, New England (2)                                               Massachusetts


PNC Holding Corp.                                                           Delaware
    Alpine Indemnity Limited                                                Grand Cayman, B.W.I.
    PFPC Worldwide Inc. (2)                                                 Delaware
    PNC Alliance, Inc.                                                      Delaware
    PNC Capital Corp.                                                       Delaware
    PNC Capital Markets, Inc.                                               Pennsylvania
    PNC Capital Recovery Corp.                                              Pennsylvania
    PNC Commercial Corp                                                     Florida
    PNC Equities Corp.                                                      Delaware
    PNC Equity Management Corp (2)                                          Pennsylvania
    PNC Equity Securities Corp.                                             Delaware
    PNC ESOP Funding Corporation                                            Delaware
    PNC Funding Corp                                                        Pennsylvania
    PNC GPI, Inc.                                                           Delaware
    PNC Insurance Corp.                                                     Arizona
    PNC Investment Corp. (2)                                                Delaware
    PNC Management Services Corp                                            Delaware
    PNC Network Holdings Corp. (2)                                          Delaware
    PNC Realty Company, Ohio                                                Ohio
    PNC Realty Holding Corp (2)                                             Pennsylvania
    PNC Venture Corp                                                        Delaware


J.J.B. Hilliard, W.L. Lyons, Inc. (3)                                       Kentucky
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(1)      All active first tier subsidiaries of the Corporation's two primary subsidiary holding companies, PNC Bancorp, Inc. and PNC Holding Corp., have been listed. Not all of such subsidiaries are "significant subsidiaries" within the meaning of Rule 1-02(v) of Regulation S-X.

(2) The names of the subsidiaries of the indicated entities are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(3) The names of the related companies and subsidiaries of this company are omitted because such companies, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.